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                                                                     Exhibit 4.1

                              NEVADA POWER COMPANY

                              OFFICER'S CERTIFICATE

                                  May 13, 2002


         I, the undersigned officer of Nevada Power Company (the "Company"), do hereby certify that I am an Authorized Officer of the Company as such term is defined in the Indenture (as defined herein). I am delivering this certificate pursuant to the authority granted in the Board Resolutions of the Company dated May 13, 2002, and Sections 1.04, 2.01, 3.01, 4.01(a) and 4.02(b)(i) of the
General and Refunding Mortgage Indenture dated as of May 1, 2001, as heretofore amended and supplemented to the date hereof (as heretofore amended and supplemented, the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture, unless the context clearly requires otherwise. Based upon the foregoing, I hereby certify on behalf of the Company as follows:

         1. The terms and conditions of the Securities of the series described in this Officer's Certificate are as follows (the lettered subdivisions set forth in this Paragraph 1 corresponding to the lettered subdivisions of Section 3.01 of the Indenture):

         (a) The Securities of the fourth series to be issued under the Indenture shall be designated "General and Refunding Mortgage Bond, Series D, due April 15, 2004" (the "Bond").

         (b) The Bond shall be authenticated and delivered in the aggregate principal amount of $130,000,000.

         (c)      Not applicable.

         (d) The principal of the Bond shall be payable by the Company in whole or in installments on such date or dates as the Company has any obligations to the holders of the Series B Notes (as defined in the Senior Note Indenture defined below) under the terms therein (whether upon scheduled maturity, required prepayment, acceleration, demand or otherwise), but not later than April 15, 2004. The amount of principal of the Bond payable by the Company on any such date shall equal the aggregate outstanding principal amount of the Series B Notes due and payable on such date (but, in no event, shall exceed the aggregate principal amount of the Bond). The obligation of the Company to make any payment of the principal on the Bond shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has redeemed any part of the Series B Notes.

         (e) The Bond shall bear interest from the time hereinafter provided at such rate per annum as shall cause the amount of interest payable on each Interest Payment Date (as hereinafter defined) on the Bond to equal the amount of interest payable on such Interest Payment Date on the Series B Notes. Such interest on the Bond shall be payable on the


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         same dates as interest is payable from time to time on the Series B
         Notes (each such date herein called an "Interest Payment Date"), until the maturity of the Bond, or, in the case the Senior Note Trustee (as defined below) shall demand redemption of the Bond, until the redemption date, or, in the case of any default by the Company in the payment of the principal due on the Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture. The amount of interest payable from time to time on the Series B Notes and the dates on which such interest is payable are set forth in the Senior Note Indenture (as defined below). Each Bond shall bear interest from the later of the date of initial authentication of such Bond or the most recent Interest Payment Date to which interest has been paid. The obligation of the Company to make any payment of interest on the Bond shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid the interest on the Series B Notes.

         (f) The Corporate Trust Office of The Bank of New York in New York, New York shall be the place at which (i) the principal of and interest on the Bond shall be payable, (ii) registration of transfer of the Bond may be effected, (iii) exchanges of the Bond may be effected and (iv) notices and demands to or upon the Company in respect of the Bond and the Indenture may be served; and The Bank of New York shall be the Security Registrar for the Bond; PROVIDED, HOWEVER, that the Company reserves the right to change, by one or more Officer's Certificates, with the consent of the Administrative Agent, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates, its principal office in Las Vegas, Nevada as any such place or itself as the Security Registrar; PROVIDED, HOWEVER, that there shall be only a single Security Registrar for the Bond. The principal of the Bond shall be payable without the presentment or surrender thereof.

         (g)      Not applicable.

         (h)      Not applicable.

         (i)      The Bond is issuable only in denominations of $130,000,000.

         (j)      Not applicable.

         (k)      Not applicable.

         (l)      Not applicable.

         (m)      See subsection (d) above.

         (n)      Not applicable.

         (o)      Not applicable.

         (p)      Not applicable.


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         (q)      The Bond shall be evidenced by a single registered Bond in the principal amount and denomination of One Hundred Thirty Million Dollars ($130,000,000). The Bond shall be dated May 13, 2002, shall mature no later than April 15, 2004, unless sooner paid, and shall bear interest at the rate specified in subsection (e) above. The Bond may be executed by the Company and delivered to the Trustee for authentication and delivery. The principal of and interest on the Bond shall be payable at the Corporate Trust Office of the Trustee in New York, New York.

                  The single Bond shall be identified by the number D-1 and shall upon issuance be delivered by the Company to, and registered in the name of The Bank of New York (as successor to IBJ Whitehall Bank & Trust Company), as trustee under the Senior Note Indenture defined below (the "Senior Note Trustee"), and shall be transferable only as required to effect an assignment thereof to a successor or an assign of the Senior Note Trustee under the Senior Note Indenture. The Bond is to be issued to the Senior Note Trustee to (i) secure the Company's obligations to make payments under the terms of the Series B Notes issued under the Senior Unsecured Note Indenture, dated as of March 1, 1999, as supplemented by Supplemental Indenture No. 1, dated as of March 1, 1999, and Supplemental Indenture No. 2, dated as of April 1, 1999 (as heretofore or hereafter supplemented, modified or amended from time to time, the "Senior Note Indenture"), and (ii) provide to the holders of the Series B Notes the benefits of the security provided for the Bond pursuant to the Indenture. The single Bond shall be held by the Senior Note Trustee subject to the terms of the Pledge Agreement, dated as of May 13, 2002, between the Company and the Senior Note Trustee.

                  Bonds issued upon transfer shall be numbered consecutively from D-2 upwards and issued in the same $130,000,000 denomination but, to the extent that the aggregate outstanding principal amount of the Series B Notes shall have theretofore been reduced, the registered holder thereof shall duly note on the Bonds like reduction in such amount in the principal in the Schedule of Prepayments to such Bond and upon any transfer of said Bond, such Schedule of Prepayments shall transfer to the subsequently issued Bond.

                  See also subsection (s) below.

         (r)      Not applicable.

         (s) The holder of the Bond by acceptance of the Bond agrees to restrictions on transfer and to waivers of certain rights of exchange as set forth herein. In addition, the Bond has not been registered under the Securities Act of 1933 and the Bond may not be transferred without compliance with applicable securities laws. The Bond is not transferable except to a successor to the Senior Note Trustee under the Senior Note Indenture.

         (t) For purposes of the Bond, "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.


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         (u)      The Trustee may conclusively presume that the obligation of the Company to pay the principal of and interest on the Bond shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Senior Note Trustee, stating that the payment of principal of or interest on the Bond has not been fully paid when due and specifying the amount of funds required to make such payment.

                  The Bond shall have such other terms and provisions as are provided in the form thereof attached hereto as EXHIBIT A, and shall be issued in substantially such form.

         2. The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance of the Bond and in respect of compliance with which this certificate is made.

                  The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

                  In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

                  In the opinion of the undersigned, such conditions and covenants have been complied with.

         IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of the date first written above.

                                 By:
                                    ----------------------------------------
                                    Name:  Dennis D. Schiffel
                                    Title: Senior Vice President and Chief
                                           Financial Officer

Acknowledged and Received on
May __, 2002

THE BANK OF NEW YORK,
as Trustee

By:
   -------------------------------------------
Name:
     -----------------------------------------
Title:
      ----------------------------------------


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                                    EXHIBIT A
                                    ---------

                                  FORM OF BOND

                                 See Exhibit 4.2



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